                                                                   Exhibit 10(i)


                              MERRILL LYNCH & CO., INC.

                        1997 KECALP DEFERRED COMPENSATION PLAN

                       FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES









                              DATED AS OF JUNE 11, 1997

                              MERRILL LYNCH & CO., INC.
                        1997 KECALP DEFERRED COMPENSATION PLAN
                       FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES

                                  TABLE OF CONTENTS

                                                                           PAGE

I.   GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Purpose and Intent . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
II.  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.1  Eligible Employees . . . . . . . . . . . . . . . . . . . . . . . .6
          (a)  General Rule. . . . . . . . . . . . . . . . . . . . . . . . .6
          (b)  Individuals First Employed During Election
               Year or Plan Year . . . . . . . . . . . . . . . . . . . . . .6
          (c)  Disqualifying Factors . . . . . . . . . . . . . . . . . . . .6
III. DEFERRAL ELECTIONS; ACCOUNTS. . . . . . . . . . . . . . . . . . . . . .6
     3.1  Deferral Elections . . . . . . . . . . . . . . . . . . . . . . . .6
          (a)  Timing and Manner of Making of Elections. . . . . . . . . . .6
          (b)  Irrevocability of Deferral Election . . . . . . . . . . . . .7
          (c)  Application of Election . . . . . . . . . . . . . . . . . . .7
     3.2  Crediting to Accounts. . . . . . . . . . . . . . . . . . . . . . .7
          (a)  Benchmark Return Account. . . . . . . . . . . . . . . . . . .7
          (b)  KECALP Unit Account . . . . . . . . . . . . . . . . . . . . .7
     3.3  Requirements for Deferral. . . . . . . . . . . . . . . . . . . . .7
          (a)  Requirements. . . . . . . . . . . . . . . . . . . . . . . . .7
          (b)  Failure to Meet Requirements. . . . . . . . . . . . . . . . .8
          (c)  Pro Rata Reduction of Deferred Amounts. . . . . . . . . . . .8
     3.4  Return Options; Adjustment of Accounts . . . . . . . . . . . . . .8
          (a)  Selection of KECALP Return Option . . . . . . . . . . . . . .8
          (b)  Selection of Benchmark Return Options . . . . . . . . . . . .9
          (c)  Selection of the Leverage Percentage. . . . . . . . . . . . .9
          (d)  Adjustment of KECALP Unit Account . . . . . . . . . . . . . .9
          (e)  Adjustment of Debit Account . . . . . . . . . . . . . . . . .10
          (f)  Adjustment of Benchmark Return Account. . . . . . . . . . . .10
          (g)  Charges . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.5  Rescission of Deferral Election. . . . . . . . . . . . . . . . . .11
          (a)  Adverse Tax Determination . . . . . . . . . . . . . . . . . .11
          (b)  Rescission During the Interim Period For
               Amounts Not Yet Earned. . . . . . . . . . . . . . . . . . . .11
IV.  STATUS OF DEFERRED AMOUNTS AND ACCOUNT. . . . . . . . . . . . . . . . .12
     4.1  No Trust or Fund Created; General Creditor Status. . . . . . . . .12
     4.2  Non-Assignability. . . . . . . . . . . . . . . . . . . . . . . . .12
     4.3  Effect of Deferral on Benefits Under Pension and
          Welfare Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .12
V.   PAYMENT OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . .12
     5.1  Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . . .12
     5.2  Termination of Employment. . . . . . . . . . . . . . . . . . . . .13
          (a)  Death or Retirement . . . . . . . . . . . . . . . . . . . . .13
          (b)  Other Termination of Employment - Forfeiture
               of Leverage . . . . . . . . . . . . . . . . . . . . . . . . .13
          (c)  Leave of Absence, Transfer or Disability. . . . . . . . . . .13
          (d)  Discretion to Alter Payment Date. . . . . . . . . . . . . . .13


                                          i.

                                                                           PAGE

     5.3  Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . .13
     5.4  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
          (a)  Designation of Beneficiary. . . . . . . . . . . . . . . . . .14
          (b)  Change in Beneficiary . . . . . . . . . . . . . . . . . . . .14
          (c)  Default Beneficiary . . . . . . . . . . . . . . . . . . . . .14
          (d)  If the Beneficiary Dies During Payment. . . . . . . . . . . .14
     5.5  Hardship Distributions . . . . . . . . . . . . . . . . . . . . . .14
     5.6  Domestic Relations Orders. . . . . . . . . . . . . . . . . . . . .15
VI.  ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . .15
     6.1  Powers of the Administrator. . . . . . . . . . . . . . . . . . . .15
     6.2  Payments on Behalf of an Incompetent . . . . . . . . . . . . . . .15
     6.3  Corporate Books and Records Controlling. . . . . . . . . . . . . .15
VII. MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .16
     7.1  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     7.2  Headings Are Not Controlling . . . . . . . . . . . . . . . . . . .16
     7.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .16
     7.4  Amendment and Termination. . . . . . . . . . . . . . . . . . . . .16


                                          2.

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                              MERRILL LYNCH & CO., INC.
                        1997 KECALP DEFERRED COMPENSATION PLAN
                       FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES


                                      ARTICLE I
                                       GENERAL

1.1  PURPOSE AND INTENT.

     The purpose of the Plan is to encourage the employees who are integral to the success of the business of the Company to continue their employment by providing them with flexibility in meeting their future income needs. It is intended that this Plan be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of ERISA, and all decisions concerning who is to be considered a member of that select group and how this Plan shall be administered and interpreted shall be consistent with this intention.

1.2  DEFINITIONS.

     For purposes of the Plan, the following terms shall have the meanings indicated.

     "Account Balances" means, as of any date, the Benchmark Return Account Balance, the Debit Account Balance and the KECALP Unit Account Balance.

     "Accounts" means the Benchmark Return Account, the KECALP Unit Account and the Debit Account.

     "Adjusted Compensation" means the financial consultant incentive compensation, account executive incentive compensation or estate planning and business insurance specialist (or other similar titles established by National Sales Management) incentive compensation, in each case exclusive of base salary, earned by a Participant during the Fiscal Year ending in 1997, and payable after January 1, 1997, as a result of the Participant's production credit level, or such other similar items of compensation as the Administrator shall designate as "Adjusted Compensation" for purposes of this Plan.

     "Administrator" means the Director of Human Resources of ML & Co., or his functional successor, or any other person or committee designated as Administrator of the Plan by the MDCC.

     "Affiliate" means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

     "Annual Charge" means the charge provided for in Section 3.4(g)(i).

     "Applicable Federal Rate" means the applicable federal rate for short-term (0-3 years) obligations of the United States Treasury established in January of each year.

     "Available Benchmark Return Account Balance" means amounts in the Benchmark Return Account after each of the debit balances recorded in the Debit Account has been reduced to zero.

     "Average Leveraged Principal Amount" means, for each Participant, for any period, the sum of the Leveraged Principal Amounts outstanding at the end of each day in the period divided by the number of days in such period.

     "Benchmark Return Account" means the reserve account for each Participant established on the books and records of ML & Co. to record the Participant's Benchmark Return Account Balance under the Plan.

     "Benchmark Return Account Balance" means, as of any date, the Deferred Amounts credited to a Participant's Benchmark Return Account, adjusted to reflect (1) the performance of the Participant's Selected Benchmark Return Options as provided in Section 3.4(f); (2) balances transferred to the KECALP Unit Account, as provided in Section 3.2(b) at the closing of Merrill Lynch KECALP L.P. 1997; (3) distributions with respect to units in the KECALP Unit Account made in accordance with Section 3.4(d); (4) chargeoffs of any debit balance (the aggregate accrued Annual Charge or the Leveraged Principal Amount, as the case may be) recorded the Debit Account as provided in Section 3.4(e); and (5) any payouts to the Participant under Article V hereof.

     "Benchmark Return Options" means such Merrill Lynch mutual funds or other investment vehicles as the Administrator may from time to time designate for the purpose of indexing Benchmark Return Accounts hereunder. In the event a Benchmark Return Option ceases to exist or is no longer to be a Benchmark Return Option, the Administrator may designate a substitute Benchmark Return Option for such discontinued option.

     "Board of Directors" means the Board of Directors of ML & Co.

     "Career Retirement" means a Participant's termination of employment with the Company for reasons other than for cause on or after: (i) the Participant's 55th birthday, if the Participant has at least 5 years of service; (ii) the Participant's 50th birthday, if the Participant has at least 10 years of service; (iii) the Participant's 45th birthday, if the Participant has at least 15 years of service, or (iv) at any age, if the Participant has at least 20 years of service, provided that, in each case, following such termination such Participant does not engage in any activity that, in the sole judgment of the Administrator, is in competition with the business of the Company.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

     "Company" means ML & Co. and all of its Affiliates.

     "Compensation" means, as relevant, a Participant's Adjusted Compensation, Variable Incentive Compensation and/or Sign-On Bonus. In no event shall a Participant's base pay be considered Compensation (i.e., an amount subject to deferral under this Plan).

     "Debit Account" means, as, the debit account established for each Participant on the books and records of ML & Co. with a KECALP Unit Account to record the Participant's Debit Account Balance under the Plan.

     "Debit Account Balance" means, as of any date the negative balance, if any, representing each of: (1) the aggregate Annual Charge, accrued in accordance with Section 3.4(g)(i); and (2) any Leveraged Principal Amount (together with any pro rata Interest Amounts determined in accordance with Section 3.4(g)(ii), if applicable), as reduced by any distributions from the KECALP Unit Account or chargeoffs against the Benchmark Return Account, in accordance with Section 3.4(e).

     "Deferral Percentage" means the percentage (which shall be in whole percentage increments and not more than 90%), specified by the Participant to be the percentage of each payment of Compensation he or she wishes to defer under the Plan.

     "Deferred Amounts" means the amounts of Compensation actually deferred by the Participant under this Plan.

     "Election Year" means the 1996 calendar year.

     "Eligible Compensation" means a Participant's "eligible compensation" as determined, from time to time, for purposes of ML & Co.'s Basic Group Life Insurance Plan.

     "Eligible Employee" means an employee eligible to defer amounts under this Plan, as determined under Section 2.1 hereof.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Excess Deferral Amounts" means, for each Participant deferring Adjusted Compensation, the additional amounts advanced to the Participant by the Company for crediting to the Participant's KECALP Unit Account, such amounts to equal the amounts that would actually have been deferred under the Plan from the Participant's Projected Remaining Adjusted Compensation (taking into account deferrals under other deferred compensation plans) if such Projected Remaining Adjusted Compensation had been earned prior to the closing of Merrill Lynch KECALP L.P. 1997.

     "Fiscal Month" means the monthly period used by ML & Co. for financial accounting purposes.

     "Fiscal Year" means the annual period used by ML & Co. for financial accounting purposes.

     "Full-Time Domestic Employee" means a full-time employee of the Company paid from the Company's domestic based payroll (other than any U.S. citizen or "green card" holder who is employed outside the United States).

     "Full-Time Expatriate Employee" means a U.S. citizen or "green card" holder employed by the Company outside the United States and selected by the Administrator as eligible to participate in the Plan (subject to the other eligibility criteria).

     "Initial Leveraged Amount" means the initial dollar amount by which of a Participant's deferral is leveraged as determined in accordance with Section 3.4(c).

     "Interim Period" means the period beginning on the date the Participant elects to defer compensation under the Plan and ending on either (1) the date of the closing of Merrill Lynch KECALP L.P. 1997 or (2) the date that KECALP Inc., the general partner of Merrill Lynch KECALP L.P. 1997 receives notice from the SEC that its request to amend the exemptive order for the KECALP partnerships to allow ML & Co. to invest in Merrill Lynch KECALP L.P. 1997 has been denied.

     "Interest" means the interest accruing on a Participant's Average Leveraged Principal Amount at the Applicable Federal Rate.

     "Interest Amounts" means, for any Participant, as of any date, the amount of Interest that has accrued to such date on such Participant's Average Leveraged Principal Amount, from the date on which a Participant's Leveraged Principal Amount is established, or from the most recent date that Interest Amounts were added to the Leverage Principal Amount.

     "KECALP Return Option" means the option of indexing returns hereunder to the performance of Merrill Lynch KECALP L.P. 1997, on a leveraged or unleveraged basis.

     "KECALP Unit Account" means the reserve account for each Participant who has chosen the KECALP Return Option, established on the books and records of ML & Co. to record such Participant's KECALP Unit Account Balance.

     "Leveraged or Unleveraged Unit Distributions" means the distributions from the KECALP Unit Account attributable to the leveraged or unleveraged portion (as the case may be) of a Participant's KECALP Unit Account.

     "Leverage-Eligible Participants" means persons who have at least $400,000 of Total Compensation for the Election Year and otherwise qualify, in accordance with standards determined by the Administrator, to select the KECALP Return Option on a leveraged basis.

     "Leverage Percentage" means the percentage of leverage chosen by a Leverage-Eligible Participant, which percentage will be subject to the limits determined by the Administrator.

     "Leveraged Principal Amount" means a Participant's Initial Leveraged Amount, if any, plus, to the extent applicable, the amount of any Excess Deferral Amounts not repaid with actual deferrals of Adjusted Compensation by the end of January 1998, or any as adjusted to reflect the addition of Interest Amounts (or any pro rata Interest Amounts) determined in accordance with Section 3.4(g)(ii).

     "Maximum Deferral" means the whole dollar amount specified by the Participant to be the amount of Compensation he or she elects to be deferred under the Plan.

     "MDCC" means the Management Development and Compensation Committee of the Board of Directors.

     "ML & Co." means Merrill Lynch & Co., Inc.

     "Net Asset Value" means, (1) with respect to each Benchmark Return Option that is a mutual fund or other commingled investment vehicle for which such values are determined in the normal course of business, the net asset value, on the date in question, of the Selected Benchmark Return Option for which the value is to be determined, and (2) with respect to the KECALP Return Option, the net asset value as determined periodically by the General Partner of Merrill Lynch KECALP L.P. 1997.

     "Partial Year Adjusted Compensation" means the actual amount of Adjusted Compensation earned by a Participant during the period from December 28, 1996 to the last day of the fiscal month prior to the closing of Merrill Lynch KECALP L.P. 1997.

     "Participant" means an Eligible Employee who has elected to defer Compensation under the Plan.

     "Plan" means this Merrill Lynch & Co., Inc. 1997 KECALP Deferred Compensation Plan for a Select Group of Eligible Employees.

     "Plan Year" means the Fiscal Year ending in 1997.

     "Projected Remaining Adjusted Compensation" means, for any Participant, the amount determined by annualizing such Participant's Partial Year Adjusted Compensation and subtracting such Participant's Partial Year Adjusted Compensation from such annualized amount.

     "Retirement" means a Participant's termination of employment with the Company for reasons other than for cause (i) on or after the Participant's 65th birthday, or (ii) on or after the Participant's 55th birthday, if the Participant has at least 10 years of service; or (iii) with the express approval of the Administrator, which will be granted only if such termination is found by the Administrator to be in, or not contrary to, the best interests of the Company.

     "SEC" means the Securities and Exchange Commission.

     "Selected Benchmark Return Option" means a Benchmark Return Option selected by the Participant in accordance with Section 3.4(b).

     "Sign-On Bonus" means a single-sum amount paid or payable to a new Eligible Employee during the Plan Year upon commencement of employment that is to be paid during the Interim Period, in addition to base pay and other Compensation, to induce him or her to become an employee of the Company, or any similar item of compensation as the Administrator shall designate as "Sign-On Bonus" for purposes of this Plan.

     "Total Compensation" means Eligible Compensation plus the grant value, as determined by ML & Co. at the time of grant, of stock-based awards that are granted to certain employees of the Company generally in January or February of the Plan Year with respect to the prior Fiscal Year, which, for purposes of this Plan, are considered earned during the Plan Year regardless of when they are actually granted or paid to the Participant.

     "Undistributed Deferred Amounts" means, as on any date on which the Annual Charge is determined, a Participant's Deferred Amounts (exclusive of any appreciation or depreciation) minus for each distribution from the Plan prior to such date, an amount equal to the product of the Deferred Amounts and a fraction the numerator of which is the amount of such distribution and the denominator of which is the combined Net Asset Value (prior to distribution) of the Participant's Benchmark Return Account and KECALP Unit Account as of the date of the relevant distribution.

     "Variable Incentive Compensation" means the variable incentive compensation or office manager incentive compensation that is paid in cash to certain employees of the Company, generally in January or February of the Plan Year with respect to the prior Fiscal Year, which, for purposes of this Plan, is considered earned during the Plan Year regardless of when it is actually paid to the Participant, or such other similar items of compensation as the Administrator shall designate as "Variable Incentive Compensation" for purposes of this Plan.

     "401(k) Plan" means the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan.

                                      ARTICLE II
                                     ELIGIBILITY

2.1  ELIGIBLE EMPLOYEES.

     (a)    GENERAL RULE.  An individual is an Eligible Employee if he or she
(i) is a Full-Time Domestic Employee or a Full-Time Expatriate Employee, (ii) has at least $200,000 of Eligible Compensation for the Election Year, (iii) has attained at least the title of Vice President, Director or Managing Director, or holds a National Sales Management position with the Company (a "National Sales Manager"), and (iv) (A) is a financial consultant or an estate planning and business insurance specialist (or other similar title established by National Sales Management), who was a member in 1996 of the Chairman's Club, the Charles
E. Merrill Circle, the Society of Eagles, the Falcons Club or the Win Smith Fellows, (B) is a National Sales Manager, (C) is a member of the International Private Banking Group, (D) is employed as an Investment Manager for Merrill Lynch Asset Management, (E) is a non-producing employee in Band 1 or 2, or (F) is a producing employee in grade 95 or above; PROVIDED, that non-producing employees in Band 1 or above and producing employees in grade 97 or above (or their executive equivalents) shall not be required to meet condition (ii) hereof, and PROVIDED, FURTHER, that employees who were 1994 Win Smith Fellows shall not be required to meet condition (iii) hereof.

     (b) INDIVIDUALS FIRST EMPLOYED DURING ELECTION YEAR OR PLAN YEAR. Subject to the approval of the Administrator in his sole discretion, an individual who is first employed by the Company during the Election Year or during the Interim Period of the Plan Year is an Eligible Employee if his or her Eligible Compensation is greater than $200,000 and he or she is either employed as a National Sales Manager or is to be nominated for at least the title of Vice President, Director or Managing Director at the first opportunity following his or her commencement of employment with the Company.

     (c) DISQUALIFYING FACTORS. An individual shall not, however, be an Eligible Employee if either (i) as of the deadline for submission of elections specified in Section 3.1(a) the individual's wages have been attached or are being garnished or are otherwise restrained pursuant to legal process or (ii) within 13 months prior to the deadline for submission of elections specified in
Section 3.1(a), the individual has made a hardship withdrawal of Elective 401(k) Deferrals as defined under the 401(k) Plan.


                                     ARTICLE III
                             DEFERRAL ELECTIONS; ACCOUNTS

3.1  DEFERRAL ELECTIONS.

     (a) TIMING AND MANNER OF MAKING OF ELECTIONS. An election to defer Compensation for payment in accordance with Section 5.1 shall be made by submitting to the Administrator such forms as the Administrator may prescribe. Each election submitted must specify a Maximum Deferral and a Deferral Percentage with respect to each category of Compensation to be deferred. All elections by a Participant to defer Compensation under the Plan must be received by the Administrator or such person as he may designate for the purpose by no later than November 18th of the Election Year or, in the event such date is not a business day, the immediately preceding business day; PROVIDED, HOWEVER, that the Eligible Employee's election to defer a Sign-On Bonus during the Interim Period must be part of such Eligible Employee's terms and conditions of employment agreed to prior to the Eligible Employee's first day of employment with the Company; and providing further; that the

Administrator may permit Eligible Employees who are Participants in the Merrill Lynch & Co., Inc. 1997 Deferred Compensation Plan for a Select Group of Eligible Employees to transfer out a portion of their account balances thereunder to this Plan upon such terms and conditions he deems appropriate.

     (b) IRREVOCABILITY OF DEFERRAL ELECTION. Except as provided in Sections 3.5 and 5.5, an election to defer the receipt of any Compensation made under Section 3.1(a) is irrevocable once submitted to the Administrator or his designee. The Administrator's acceptance of an election to defer Compensation shall not, however, affect the contingent nature of such Compensation under the plan or program under which such Compensation is payable.

     (c) APPLICATION OF ELECTION. The Participant's Deferral Percentage will be applied to each payment of Compensation to which the Participant's deferral election applies, PROVIDED, that the aggregate of the Participant's Deferred Amounts shall not exceed the Participant's Maximum Deferral.

3.2  CREDITING TO ACCOUNTS.

     (a) BENCHMARK RETURN ACCOUNT. A Participant's Deferred Amounts will be credited to the Participant's Benchmark Return Account (to the extent they are not credited directly to the Participant's KECALP Unit Account or applied against the Participant's Excess Deferral Amount as provided in Section 3.2(b)), as soon as practicable (but in no event later than the end of the following month) after the last day of the Fiscal Month during which such Deferred Amounts would, but for deferral, have been paid and will be accounted for in accordance with Section 3.4. No interest will accrue, nor will any adjustment be made to a Benchmark Return Account, for the period until the Deferred Amounts are credited.

     (b) KECALP UNIT ACCOUNT. Upon the closing of Merrill Lynch KECALP L.P. 1997, Participants will have their KECALP Unit Accounts credited with a whole number of units determined by dividing by $1,000 the sum of the following: (1) the Benchmark Return Account Balance, as of the day prior to the closing date;
(2) any additional Deferred Amounts which have not yet been credited to the Benchmark Return Account as of such date; (3) the Participant's Excess Deferral Amounts, if applicable; and (4) the Participant's Initial Leveraged Amount (computed in accordance with Section 3.4(c)). Any amounts not applied to the KECALP Unit Account will remain in the Benchmark Return Account (or be applied to reduce negative balances in the Debit Account). No fractional units will be credited.

     Excess Deferral Amounts shall be deemed advances of Deferred Amounts hereunder. Accordingly, actual amounts of Adjusted Compensation deferred, in accordance with a Participant's elections, after the crediting of the Participant's KECALP Unit Account, will be applied against such advances and no such deferrals shall be credited to the Participant's Benchmark Return Account until such advances are repaid. To the extent that Excess Deferral Amounts have not been repaid at the end of the Plan Year, such unpaid Excess Deferral Amounts shall be added to the Debit Account as either an Initial Leveraged Amount or Leveraged Principal Amount (whether or not such Participant was initially a Leverage-Eligible Participant).

3.3  REQUIREMENTS FOR DEFERRAL.

     (a) REQUIREMENTS. Notwithstanding any other provision of this Plan, no deferral will be effected under this Plan with respect to a Participant if:

     (i) the Participant is not an Eligible Employee as of December 31, 1996,

     (ii) the Participant's election, as applied to the Participant's Variable Incentive Compensation (determined by substituting the Election Year for the Plan Year) or Adjusted Compensation (determined by substituting the Fiscal Year immediately prior to the Fiscal Year ending in the Election Year for the Fiscal Year ending in the Plan Year) would have resulted in an annual deferral of less than $15,000,

     (iii) the greater of (A) the sum of (1) the "Medicare wages" amount listed on the Participant's W-2 form for the Plan Year, and (2) any Compensation that is accelerated that the Participant may receive in December of the Election Year that would have been payable in the Plan Year in the absence of the action of the Company to accelerate the payment, and (B) the Participant's Eligible Compensation for the Plan Year, is less than $200,000 (except in the circumstances provided for in the proviso to Section 2.1(a); or

     (iv) it is determined by the Administrator that the SEC will not agree by September 30, 1997 to allow an investment by ML & Co. in Merrill Lynch KECALP L.P. 1997;

PROVIDED, that any Participant who first becomes an employee of the Company during the Plan Year shall not be required to satisfy conditions (i) and (ii). Condition (ii) shall not be construed to require a Participant's elections to result in an ACTUAL deferral of at least $15,000. In the event that condition
(iv) has not occurred by September 30, 1997, but occurrence is expected within 1997, the Administrator shall have the discretion to extend the date to a later date in 1997.

     (b) FAILURE TO MEET REQUIREMENTS. If the requirements of Section 3.3(a)(i) or (ii) are not met by a Participant to whom such requirements are applicable, such Participant's Deferred Amounts, if any, will be paid to such Participant, without adjustment to reflect the performance of any Selected Benchmark Return Option, as soon as practicable after it has been determined that the requirements have not been met. If the requirements of Section 3.3(a)(iii) are not met by a Participant, the greater of such Participant's Deferred Amounts or Benchmark Return Account Balance will be paid to such Participant as soon as practicable after it has been determined that the requirements have not been met. If the requirements of Section 3.3(a)(iv) are not met, such Participant's Benchmark Return Account Balance will be paid to such Participant as soon as practicable after it has been determined that the requirements have not been met.

     (c) PRO RATA REDUCTION OF DEFERRED AMOUNTS. In addition, in the event that the Administrator determines that, as a result of amounts deferred that are benchmarked to the KECALP Return Option, the size of Merrill Lynch KECALP L.P. 1997 would exceed $250 million, the Administrator may direct that the number of unleveraged units to be credited to the KECALP Unit Accounts for all persons who have chosen the KECALP Return Option, be reduced proportionately to reduce the size of Merrill Lynch KECALP L.P. to less than $250 million. In such event, to the extent that actual Deferred Amounts are reduced, the related Deferred Amounts will be returned to Participants as soon as practicable and the Participant's Initial Leveraged Amount will be recomputed in accordance with
Section 3.4(c) based on such reduced Deferred Amounts.

3.4  RETURN OPTIONS; ADJUSTMENT OF ACCOUNTS.

     (a) SELECTION OF KECALP RETURN OPTION. Coincident with the Participant's election to defer Compensation, the Participant will give a preliminary indication of interest in selecting the KECALP Return Option. During a 30-day period following the receipt by a Participant of the final

Prospectus for Merrill Lynch KECALP L.P. 1997, Participants will be required to confirm their selection of the KECALP Return Option (and designate any Leverage Percentage) or may instead elect to have their Deferred Amounts benchmarked to the Benchmark Return Options, provided that such benchmarking shall be on an unleveraged basis. PARTICIPANTS SHOULD BE AWARE THAT CHOOSING TO DEFER USING THE KECALP RETURN OPTION IS CONTINGENT UPON THE AGREEMENT BY THE SEC THAT THE EXEMPTIVE ORDER FOR THE KECALP PARTNERSHIPS CAN BE AMENDED TO ALLOW ML & CO. TO INVEST IN MERRILL LYNCH KECALP L.P. 1997 TO HEDGE ITS OBLIGATIONS TO PARTICIPANTS. IN ADDITION, ONCE THE CLOSING OF MERRILL LYNCH KECALP L.P. 1997 HAS OCCURRED, PARTICIPANTS WHO HAVE CHOSEN THE KECALP RETURN OPTION WILL NOT BE ABLE TO CHANGE THEIR ELECTION.

     (b) SELECTION OF BENCHMARK RETURN OPTIONS. Coincident with the Participant's election to defer Compensation, the Participant must select one or more Benchmark Return Options and the percentage of the Participant's Benchmark Return Account to be adjusted to reflect the performance of each Selected Benchmark Return Option during the Interim Period and at all other times when there is a positive Benchmark Return Account Balance. All elections of Selected Benchmark Return Options shall be in multiples of 10% unless the Administrator determines that lower increments are administratively feasible, in which case such lower increment shall apply. A Participant may, by complying with such procedures as the Administrator may prescribe on a uniform and nondiscriminatory basis, including procedures specifying the frequency with respect to which such changes may be effected (but not more than twelve times in any calendar year), change the Selected Benchmark Return Options to be applicable with respect to his or her Account. WHEN SELECTING SELECTED BENCHMARK RETURN OPTIONS, PARTICIPANTS SHOULD BE AWARE THAT THE PERFORMANCE OF THE SELECTED BENCHMARK RETURN OPTIONS WILL AFFECT THEIR BENCHMARK RETURN ACCOUNT BALANCE DURING THE INTERIM PERIOD, WHICH MAY RESULT IN A SMALLER OR LARGER ALLOCATION TO THE KECALP RETURN OPTION THAN WAS ORIGINALLY INTENDED.

     (c) SELECTION OF THE LEVERAGE PERCENTAGE. Prior to the closing of the offering of Merrill Lynch KECALP L.P. 1997, Leverage-Eligible Participants will commit to selecting the KECALP Return Option on a leveraged basis and will choose the Leverage Percentage, in accordance with standards determined by the Administrator, by submitting such forms as the Administrator shall prescribe. On the day prior to the closing of Merrill Lynch KECALP L.P. 1997, the Administrator will determine each Leverage-Eligible Participant's Initial Leveraged Amount by applying such Participant's Leverage Percentage to the sum of (1) the dollar value of a Participant's Benchmark Return Account Balance (and any additional Deferred Amounts not credited to such Benchmark Return Account) plus, if applicable, (2) such Participant's Excess Deferral Amounts. This Initial Leveraged Amount will be converted into units in the KECALP Unit Account in accordance with Section 3.2(b) at the closing of Merrill Lynch KECALP L.P. 1997. The Initial Leveraged Amount will be recorded as the Leveraged Principal Amount, to which amount Interest Amounts will be added annually in accordance with Section 3.4(g)(ii).

     (d)    ADJUSTMENT OF KECALP UNIT ACCOUNT. While a Participant with a
KECALP Unit Account will receive quarterly statements of the estimated value of the KECALP Unit Account, such statement will be for recordkeeping purposes only and will not represent the Participant's ownership of, or any ownership interest in, Merrill Lynch KECALP L.P. 1997. Whenever a distribution is paid on an actual unit of Merrill Lynch KECALP L.P. 1997, an amount equal to such per unit distribution times the number of units in the Participant's KECALP Unit Account will be applied first against any Debit Account Balance, as provided in Section 3.4(e) and then, if any portion of such distribution remains after each debit balance in the Debit Account is reduced to zero, be credited to the Participant's Benchmark Return Account. BECAUSE THE KECALP RETURN OPTION IS ILLIQUID, NO PAYOUTS SHALL BE MADE FROM THE KECALP UNIT ACCOUNT. PAYOUTS TO PARTICIPANTS UNDER ARTICLE V HEREOF WILL BE MADE ONLY FROM AMOUNTS CREDITED TO A PARTICIPANT'S BENCHMARK RETURN ACCOUNT AFTER THE

DEBIT ACCOUNT BALANCE IS REDUCED TO ZERO. The KECALP Unit Account and the Debit Account will also be adjusted in accordance with Section 5.2 hereof in the event of a Participant's termination of his employment at Merrill Lynch, (other than as a result of death, disability, Career Retirement, or Retirement).

     (e) ADJUSTMENT OF DEBIT ACCOUNT. Any negative Debit Account Balance shall be charged off as soon as possible against either (i) any positive balance in a Participant's Benchmark Return Account or (ii) any distributions from the KECALP Unit Account. Reductions of the Debit Account Balance, as provided in the foregoing sentence shall be deemed to be applied first to reduce the debit balance attributable to accrued Annual Charges and then, after all such accrued Annual Charges have been satisfied, to reduce any Leverage Principal Amount.

     (f) ADJUSTMENT OF BENCHMARK RETURN ACCOUNT. While the Participant's Accounts do not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Benchmark Return Account shall be adjusted to reflect credits or debits relating to distributions with respect to the KECALP Unit Account or the chargeoffs against the Debit Account and to reflect the investment experience of the Participant's Selected Benchmark Return Options in the same manner as if investments or dispositions in accordance with the Participant's elections had actually been made through the ML Benefit Services Platform and ML II Core Recordkeeping System, or any successor system used for keeping records of Participants' Accounts (the "ML II System"). In adjusting Benchmark Return Accounts, the timing of receipt of Participant instructions or credits or debits relating to distributions or chargeoffs with respect to the KECALP Unit Account or the Debit Account by the ML II System shall control the timing and pricing of the notional investments in the Participant's Selected Benchmark Return Options in accordance with the rules of operation of the ML II System and its requirements for placing corresponding investment orders, as if orders to make corresponding investments or dispositions were actually to be made, except that in connection with the crediting of Deferred Amounts or distributions to the Participant's Benchmark Return Account and distributions from or debits to the Benchmark Return Account, appropriate deferral allocation instructions shall be treated as received from the Participant prior to the close of transactions through the ML II System on the relevant day. Each Selected Benchmark Return Option shall be valued using the Net Asset Value of the Selected Benchmark Return Option as of the relevant day; PROVIDED, that, in valuing a Selected Benchmark Return Option for which a Net Asset Value is not computed, the value of the security involved for determining Participants' rights under the Plan shall be the price reported for actual transactions in that security through the ML II System on the relevant day, without giving effect to any transaction charges or costs associated with such transactions; PROVIDED, FURTHER, that, if there are no such transactions effected through the ML II System on the relevant day, the value of the security shall be:

     (i) if the security is listed for trading on one or more national securities exchanges, the average of the high and low sale prices for that day on the principal exchange for such security, or if such security is not traded on such principal exchange on that day, the average of the high and low sales prices on such exchange on the first day prior thereto on which such security was so traded;

     (ii) if the security is not listed for trading on a national securities exchange but is traded in the over-the-counter market, the average of the highest and lowest bid prices for such security on the relevant day; or

     (iii) if neither clause (i) nor (ii) applies, the value determined by the Administrator by whatever means he considers appropriate in his sole discretion.

All debits and charges against the Benchmark Return Account shall be applied as a PRO RATA reduction of the portion of the Benchmark Return Account Balance indexed to each of the Participant's Selected Benchmark Return Options.
     (g)    CHARGES:

            (i) ANNUAL CHARGE. As of the last day of each Fiscal Year or such earlier day in December as the Administrator shall determine, an Annual Charge of 2.0% of the Participant's Undistributed Deferred Amounts (exclusive of any appreciation or depreciation) shall be applied to reduce the Benchmark Return Account Balance (but not below zero). To the extent the Benchmark Return Account Balance is insufficient to satisfy the Annual Charge, the unpaid portion will accrue as a negative balance in the Debit Account.

            (ii) INTEREST AMOUNTS. As of the last day of each Fiscal Year, Interest Amounts computed by the Administrator shall be added to the Leveraged Principal Amount. If on any date the Leveraged Principal Amount would be discharged completely as a result of distributions or chargeoffs, Interest Amounts will be computed though such date and added to the Leveraged Principal Amount as of such date.

3.5  RESCISSION OF DEFERRAL ELECTION.

     (a)    ADVERSE TAX DETERMINATION.  Notwithstanding the provisions of
Section 3.1(b), a deferral election may be rescinded at any time if (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his sole discretion, decides, upon the Participant's request and upon evidence of the occurrence of the events described in (i) hereof that he finds persuasive, to rescind the election. In the event that such rescission occurs during the Interim Period or in the event that a Participant has chosen not to select the KECALP Return Option, upon such rescission, the Benchmark Return Account Balance, including any adjustment for performance of the Selected Benchmark Return Options will be paid to the Participant as soon as practicable, and no additional amounts will be deferred pursuant to this Plan. In the event that such rescission occurs after the Interim Period, the Available Benchmark Return Account Balance will be repaid to the Participant and further payments will be made as additional amounts become credited to the Benchmark Return Account.

     (b) RESCISSION DURING THE INTERIM PERIOD FOR AMOUNTS NOT YET EARNED. During the Interim Period, upon the Participant's written request, the Administrator may, in his sole discretion, terminate any deferral elections made hereunder with respect to Compensation not yet earned and no further amounts will be deferred. In addition, in the event a Participant receives a hardship withdrawal under the 401(k) Plan, the Administrator shall, as of the date the Participant's Elective 401(k) Deferrals (as defined in the 401(k) Plan) are suspended under the 401(k) Plan as a result of such hardship withdrawal, terminate the Participant's deferrals under this Plan in accordance with the preceding sentence as if the Participant had requested rescission in writing.
In each case, amounts previously deferred will continue to be governed by the terms of this Plan.

                                      ARTICLE IV
                       STATUS OF DEFERRED AMOUNTS AND ACCOUNTS

4.1  NO TRUST OR FUND CREATED; GENERAL CREDITOR STATUS.

     Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant's beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by any Account Balance will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

4.2  NON-ASSIGNABILITY.

     The Participant's right or the right of any other person to Account Balances or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution.

4.3  EFFECT OF DEFERRAL ON BENEFITS UNDER PENSION AND WELFARE BENEFIT PLANS.

     The effect of deferral on pension and welfare benefit plans in which the Participant may be a participant will depend upon the provisions of each such plan, as amended from time to time.



                                      ARTICLE V
                                 PAYMENT OF ACCOUNTS

5.1  MANNER OF PAYMENT.

     By choosing the KECALP Return Option, Participants are electing to receive payouts as amounts become available as a result of distributions with respect to the KECALP Unit Account. Participants will be able to elect either (A) to receive payouts as the distributions with respect to the KECALP Unit Account are made (once a Participant's Debit Account Balance has been reduced to zero) or
(B) to receive payouts as the distributions with respect to the KECALP Unit Account are made (once a Participant's Debit Account Balance has been reduced to zero) but in no event prior to a month and year specified by the Participant or the month of March in the year following Retirement, provided that no election may result in the commencement of payment later than the month following the Participant's 70th birthday (other than as a result of the timing of distributions with respect to the KECALP Unit Account). Persons who decline to confirm their choice of the KECALP Return Option following the receipt of a final Prospectus for Merrill Lynch KECALP L.P. 1997 will receive their Benchmark Return Account Balance in a lump sum on a date specified in their initial election, which may be either (X) a month and date specified by such Participant or (Y) the month of March in the year following such Participant's Retirement, provided that, in each case such payment shall not occur until after January 31, 2000.

5.2  TERMINATION OF EMPLOYMENT.

     (a) DEATH OR RETIREMENT. Upon a Participant's death or Retirement prior to payment, the Available Benchmark Return Account Balance will be paid, in accordance with the Participant's elections and as provided in Section 5.1, as applicable, to the Participant (in the event of Retirement) or to the Participant's beneficiary (in the event of death); PROVIDED, HOWEVER, that in the event that a Participant, who has died, had specified a date prior to which payments would not be made and the beneficiary of the Participant's Account is the Participant's estate or is otherwise not a natural person, then, such specified date will be ignored and such payments made as available in accordance with clause (A) of the first sentence of Section 5.1.

     (b) OTHER TERMINATION OF EMPLOYMENT - FORFEITURE OF LEVERAGE. If the Participant's employment terminates at any time for any reason other than death or Retirement, then, notwithstanding the Participant's elections hereunder, any Available Benchmark Return Account Balance will be paid to the Participant, as soon as practicable, in a single payment if all distributions have been made with respect to the KECALP Unit Account or as available, as soon thereafter as is practicable, notwithstanding the Participant's elections hereunder. In the event that a Participant's employment terminates at any time for any reason other than death, disability, Career Retirement, or Retirement, such Participant will forfeit all rights to the leveraged portion of such Participant's KECALP Unit Account, including any future Leveraged Distributions, unless the Administrator, in his sole discretion, determines that such forfeiture would be detrimental to Merrill Lynch based on the Net Asset Value of the KECALP Unit Account. In the event of such forfeiture, the Participant's KECALP Unit Account Balance and Debit Account Balance will be restated by the Administrator, as of the date of termination, to reflect what such balances would have been had the Participant selected no leverage under Section 3.4(c). To the extent necessary, the Participant's Benchmark Return Account Balance will also be adjusted, as of the date of the termination, to credit the Participant with the amount of any Unleveraged Distributions that were previously applied to the repayment of the Leveraged Principal Amount and any Interest Amounts and, to the extent necessary, any Leveraged Distributions paid out to the Participant will be stated as a negative balance in the Participant's Debit Account. Leveraged and Unleveraged Distributions shall be deemed to have been applied and distributed proportionately. All calculations hereunder shall be made by the Administrator and shall be final and determinative.

     (c) LEAVE OF ABSENCE, TRANSFER OR DISABILITY. The Participant's employment will not be considered terminated if the Participant is on an approved leave of absence or if the Participant transfers or is transferred but remains in the employ of the Company or if the Participant is eligible to receive disability payments under the ML & Co. Basic Long-Term Disability Plan.

     (d) DISCRETION TO ALTER PAYMENT DATE. Notwithstanding the provisions of Section 5.2, if the Participant's employment terminates for any reason, the Administrator may, in his sole discretion, direct that any Available Benchmark Return Account Balance be paid at some other time; PROVIDED, that no such direction that adversely affects the rights of the Participant or his or her beneficiary under this Plan shall be implemented without the consent of the affected Participant or beneficiary. This direction may be revoked by the Administrator at any time in his sole discretion.

5.3  WITHHOLDING OF TAXES.

     ML & Co. will deduct or withhold from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or may require the Participant or the Participant's beneficiary to pay any amount, or the balance of any amount, required to be withheld.

5.4  BENEFICIARY.

     (a) DESIGNATION OF BENEFICIARY. The Participant may designate, in a writing delivered to the Administrator or his designee before the Participant's death, a beneficiary to receive payments in the event of the Participant's death. The Participant may also designate a contingent beneficiary to receive payments in accordance with this Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant's beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary will receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

     (b) CHANGE IN BENEFICIARY. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his designee before the Participant's death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke prior such designations of the Participant's beneficiary or of the Participant's contingent beneficiary, as the case may be, under this Plan only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

     (c) DEFAULT BENEFICIARY. In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant's beneficiary shall be either the Participant's surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or the person or persons designated to receive benefits on account of the Participant's death under the ML & Co. Basic Group Life Insurance Plan (the "Life Insurance Plan"). However, if an unmarried Participant does not have coverage in effect under the Life Insurance Plan, or the Participant has assigned his or her death benefit under the Life Insurance Plan, any amounts payable to the Participant's beneficiary under the Plan will be paid to the Participant's estate.

     (d) IF A BENEFICIARY DIES DURING PAYMENT. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant dies, but before all payments have been made, the portion of the Benchmark Return Account to which that beneficiary was entitled will be paid as soon as practicable in one lump sum or as available (in the event that all distributions have not been made with respect to the KECALP Unit Account) to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated.

5.5  HARDSHIP DISTRIBUTIONS.

     ML & Co. may pay to the Participant, on such terms and conditions as the Administrator may establish, such part or all of a Participant's Available Benchmark Return Account Balance as he may, in his sole discretion based upon substantial evidence submitted by the Participant, determine necessary to alleviate hardship caused by an unanticipated emergency or necessity outside of the Participant's control affecting the Participant's personal or family affairs. Such payment will be made only at the Participant's written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his sole discretion. The balance of the Participant's Accounts, if any, will continue to be governed by the terms of this Plan. Hardship shall be deemed to exist only on account of expenses for medical care (described in Code Section 213(d)) of the Participant, the Participant's spouse or the Participant's dependents (described in Code Section
152); payment of unreimbursed tuition and related educational fees for the Participant, the

Participant's spouse or the Participant's dependents; the need to prevent the Participant's eviction from or, foreclosure on, the Participant's principal residence; unreimbursed damages resulting from a natural disaster; or such other financial need deemed by the Administrator in his sole discretion to be immediate and substantial.

5.6  DOMESTIC RELATIONS ORDERS.

     Notwithstanding the Participant's elections hereunder, ML & Co. will pay to, or to the Participant for the benefit of, the Participant's spouse or former spouse the portion of the Participant's Available Benchmark Return Account Balance specified in a valid court order entered in a domestic relations proceeding involving the Participant's divorce or legal separation. Such payment will be made net of any amounts the Company may be required to withhold under applicable federal, state or local law. Any such payment shall be deemed a distribution under the Plan for purposes of the definition of Undistributed Deferred Amounts.


                                      ARTICLE VI
                              ADMINISTRATION OF THE PLAN

6.1  POWERS OF THE ADMINISTRATOR.

     The Administrator has full power and authority to interpret, construe and administer this Plan so as to ensure that it provides deferred compensation for the Participant as a member of a select group of management or highly compensated employees within the meaning of Title I of ERISA. The Administrator's interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.


6.2  PAYMENTS ON BEHALF OF AN INCOMPETENT.

     If the Administrator finds that any person who is entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of the Account Balance may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

6.3  CORPORATE BOOKS AND RECORDS CONTROLLING.

     The books and records of the Company will be controlling in the event a question arises hereunder concerning the amount of Adjusted Compensation, Incentive Compensation, Sign-On Bonus, Eligible Compensation, the Deferred Amounts, the Account Balance, the designation of a beneficiary, or any other matters.

                                     ARTICLE VII
                               MISCELLANEOUS PROVISIONS

7.1  LITIGATION.

     The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

7.2  HEADINGS ARE NOT CONTROLLING.

     The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

7.3  GOVERNING LAW.

     To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

7.4  AMENDMENT AND TERMINATION.

     ML & Co., through the Administrator, reserves the right to amend or terminate this Plan at any time, except that no such amendment or termination shall adversely affect the right of a Participant to his or her Account Balances (as reduced by the current year's Charges, or pro rata portion thereof, as set forth in Section 3.4(g)) as of the date of such amendment or termination.